EXHIBIT 16.1

October 28, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Commission File No. 333-86982

Ladies and Gentlemen:

We have read Item 4.01 of BonusAmerica Worldwide, Inc. Form 8-K dated October 26, 2004, and are in agreement with the statements in Item 4.01 contained therein, as they relate to our firm.

Very truly yours,

/s/ McKennon, Wilson & Morgan LLP

McKennon, Wilson & Morgan LLP
Irvine, California